UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

__________________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)  March 2, 2007

Neurologix, Inc.

(Exact Name of Registrant as Specified in Charter)

Commission File Number:  000-13347

Delaware	06-1582875
(State or other Jurisdiction of Incorporation)	(I.R.S. Employer Identification No.)

One Bridge Plaza, Fort Lee, New Jersey 07024

(Address of Principal Executive Offices)

(Zip Code)

(201) 592-6451

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Neurologix, Inc. (the "Company") has entered into Amendment No. 2 (the "Amendment"), effective March 2, 2007, to its Clinical Study Agreement (the "Agreement") with Cornell University for its Medical College ("Cornell"). The Amendment revises the scope of work to be performed under the Agreement. In addition to the $135,000 due under the original Agreement, the Amendment requires the Company to pay to Cornell $63,840, payable in two equal installments. The first installment will be paid on or about March 5, 2007 and the second will be paid on July 31, 2007. A copy of the Amendment is filed herewith as Exhibit 10.1

Item 9.01 Financial Statements and Exhibits.

(c)	Exhibits

See Exhibit Index below.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 6, 2007

NEUROLOGIX, INC.

By:	/s/ Marc L. Panoff
	Name:	Marc L. Panoff
	Title:	Chief Financial Officer, Secretary and
Treasurer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Amendment No. 2 to the Clinical Study Agreement between Neurologix, Inc. and Cornell University for its Medical College, dated as of March 2, 2007.